EXHIBIT 10.28

                               SEVERANCE AGREEMENT

         SEVERANCE AGREEMENT (the "Agreement") dated as of October 15, 1998 (the "Effective Date") by and between Vion Pharmaceuticals, Inc., a Delaware corporation (the "Company") with offices at 4 Science Park, New Haven, CT 06511, and , residing at (the "Executive").

                                   WITNESSETH:
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         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the continued efforts of Executive are essential to the growth and success of the Company; and

         WHERAS, the Board wishes to provide Executive with certain protections in the event of a change in control of the Company in order to induce the continued efforts of Executive on behalf of the Company.

         NOW THEREFORE, in consideration of the foregoing and of the premises set forth herein, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 Change in Control of the Company. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

                           (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities;

                           (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at


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         the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                           (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
         (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30 percent of the combined voting power of the Company's then outstanding securities; or

                           (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         1.2 Cause. For purposes of this Agreement, termination by the Company of the Executive's employment for "Cause" shall mean termination (a) upon the willful and continued failure by the Executive to substantially perform his duties with the Company, after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, (b) the willful engaging by the Executive in an act or acts of dishonesty constituting a felony under the laws of the United States or any state thereof and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, or the Executive's conviction of a felony under the laws of the United States or any state thereof, or (c) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

         1.3 Good Reason. Termination by the Executive of his employment for "Good Reason" shall mean, without the Executive's express written consent, the occurrence within 12 months after a change in control of the Company of any of the following circumstances:

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                            (a) the assignment to the Executive of any duties
          inconsistent with the position with the Company that the Executive held immediately prior to the change in control of the Company, or a significant adverse alteration in the nature or status of the Executive's responsibilities or the conditions of the Executive's employment from those in effect immediately prior to such change in control;

                           (b) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as it may be increased from time to time, except for across the board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company;

                           (c) the relocation of the Company's offices at which the Executive is principally employed immediately prior to the date of the change in control of the Company to a location more than 25 miles from such location, or the Company's requiring the Executive to be based anywhere other than the Company's offices at such location, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel practices immediately prior to the date of the change in control of the Company;

                           (d) the failure by the Company to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days following receipt by the chief financial officer of the Company of written notice from the Executive that payment is past due by ten or more days;

                           (e) the failure by the Company to continue in effect any material compensation or benefit plan in which the Executive participates immediately prior to the change in control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than existed at the time of the change in control of the Company, except for across the board benefit reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company; or

                           (f) the failure of the Company to obtain an agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof.

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2.       TERMINATION FOLLOWING CHANGE IN CONTROL; CONSULTING SERVICES.

                  If any of the events described in Section 1.1 constituting a "change in control of the Company" shall have occurred, the Executive shall be entitled to the benefits provided in Section 3 upon the subsequent termination of his employment during the twelve month period following the change in control of the Company unless such termination is (a) because of the Executive's death,
(b) by the Company for Cause, or (c) by the Executive other than for Good Reason. If requested by the Company or its successor following a change in control of the Company that has triggered Executive's rights to the benefits set forth in Section 3 of this Agreement, Executive shall provide at the time and place determined by Executive, up to 10 hours per week of consulting services for a period of six months after the effective date of the change in control of the Company, for no consideration additional to the benefits set forth in
Section 3 of this Agreement.

3. COMPENSATION UPON TERMINATION FOLLOWING A CHANGE IN CONTROL. If Executive qualifies for benefits pursuant to Section 2 hereof, then the Executive shall be entitled to the benefits provided below:

                   (a) the Company shall pay to the Executive his full base salary through the date of termination, at the rate in effect at the time notice of termination is given, no later than the fifth day following the date of termination, plus accrued vacation pay and all other amounts to which the Executive is entitled under any compensation plan of the Company at the time such payments are due;

                   (b) the Company shall pay as severance pay to the Executive, not later than the fifth day following the date of termination, a lump sum severance payment equal to the sum of: (1) twelve months of the Executive's monthly base salary as in effect as of the date of termination or immediately prior to the change in control of the Company, whichever is greater; and (2) the average of the last two cash bonus payments made to Executive prior to the change in control of the Company; and

                   (c) until the earlier of (i) 18 months after such termination or (ii) the date Executive has obtained new full-time employment, the Company shall make all payments due under COBRA to provide the Executive with group health insurance benefits substantially similar to those which the Executive was receiving immediately prior to the date of termination.

Notwithstanding the foregoing, the Executive shall at his sole option, have the right to defer up to one-half (50%) of the payments due pursuant to subsections
(a) and (b) above, for a period not to exceed 12 months from the date such payments would otherwise be due hereunder.

4. NO MITIGATION. Except as provided in Section 3(c), the Executive shall not be required to mitigate the amount of any payment provided for in Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 3 be

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reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

5. ASSIGNMENTS AND SUCCESSORS. No party may assign any of its rights under this Agreement without the prior consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their heirs, executors, administrators, successors and assigns.

6. GOVERNING LAW. The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut, without giving effect to its conflicts of laws principles.

7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreements among the parties, whether written or oral, relating to the subject matter hereof.

8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement as of the date first above written.

VION PHARMACEUTICALS, INC.                     (Executive)



By:_____________________________                _____________________________
Name: John A. Spears
Title: President and Chief Executive Officer




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